Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-261568 on Form S-8 and Registration Statement Nos. 333-278010 and 333-267419 on Form S-3 of our report dated February 1, 2024, relating to the financial statements of Li-Cycle Holdings Corp. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ Deloitte LLP
Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
April 29, 2024